# DOMAIN PURCHASE AGREEMENT

**THIS AGREEMENT** is made this 6th day of January, 2021 among **Freestyle Networks Inc.**, a corporation incorporated and existing under the laws of the Province of Ontario (the "**Vendor**") with an office address of 1238 Richards Street, apartment 608, Vancouver BC V6B 6M6, **Onfolio Holdings Inc.**, a corporation incorporated and existing under the laws of the State of Delaware (the "**Purchaser**") with an office address of 8 The Green, Suite B, Dover DE 19901, and **Gropper Professional Corporation**, a corporation engaged in the practice of law and incorporated and existing under the laws of the Province of Ontario (the "**Escrow Agent**"), with an office address of 1701 Avenue Road, Suite 200, Toronto ON M5M 3Y3.

**WHEREAS** the Vendor wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Vendor, those assets set out in Schedule A (the "**Purchased Assets**"), on the terms and subject to the conditions set out herein;

**NOW THEREFORE** in consideration of the respective covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

## ARTICLE ONE - INTERPRETATION

**1.1** ***Entire Agreement.*** This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. There are no representations, warranties, conditions, or other agreements, express or implied, statutory or otherwise, amongst the parties or any of them in connection with the subject matter of this Agreement, except as may be specifically set forth herein.

**1.2** ***Sections, Headings, and Party Drafting.*** The division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings, are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. Each party (i) acknowledges that it has reviewed, and participated in settling the terms of, this Agreement, and (ii) agrees that any rule of construction or doctrine of interpretation which has the result of construing or interpreting any ambiguity against the drafting party shall not be applicable in the interpretation of this Agreement. In this Agreement, the word "including" is deemed to mean including without limitation.

**1.3** ***Governing Law.*** This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario and shall be treated, in all respects, as an Ontario contract.

## ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS

**2.1** ***Closing Procedure.***

(a) On the date hereof, the Purchaser shall (i) execute and deliver the promissory note (the "**Note**") set out in Schedule B to the Escrow Agent, and (ii) deposit the sum of US$150,000 (the "**Initial Payment**") with the Escrow Agent, and the Escrow Agent shall confirm receipt of the Initial Payment and the Note to the parties.

(b) The Escrow Agent shall not charge a fee in connection with its services under this Agreement.

(c) Upon the Escrow Agent confirming receipt of the Initial Payment and the Note, the Vendor shall provide the Purchaser with access to the content management system relating to the Purchased Assets, and confirm to the Escrow Agent that it has done so. The Purchaser shall then confirm receipt of such confirmation.

(d) 24 hours following the Purchaser confirming receipt of such confirmation, the Escrow Agent shall release the Initial Payment and the Note to the Vendor, unless the Purchaser disputes that the Vendor has in fact provided the Purchaser with access to the content management system relating to the Purchased Assets and notifies the Escrow Agent of such dispute. Any such dispute will be resolved in accordance with the provisions of this Agreement.

(e) Provided that the Purchaser makes all payments due under the Note on the terms thereof (which date shall be referred to as the "**Closing Date**"), the Vendor shall, within three (3) business days, deliver to the Purchaser any of the Purchased Assets not already delivered to the Purchaser. From the date hereof until the Closing Date, the Vendor and Purchaser will cooperate with respect to the operation of the business relating to the Purchased Assets, provided that the Purchaser may not hire, terminate, or change the employment or engagement conditions of any party without the prior written consent of the Vendor prior to the Closing Date.

(f) For greater certainty, all payments in respect of the Purchased Assets shall remain linked to the Vendor's Paypal and Stripe accounts until the Closing Date, provided that the amount of such payments between the date hereof and the Closing Date, net of the expenses set out in the following paragraph (the "**Interim Earnings**"), shall be deducted from the final payment(s) due under the Note.

(g) Interim Earnings shall be net of all expenses relating to the Purchased assets, including sales taxes, refunds, chargebacks, payment processing fees, newsletter services, web hosting, deal vendors, affiliates, freelancers and outsourced staff, advertising, EU VAT, Amazon AWS, and any additional services related to the running of the website.

**2.2** ***Excluded Assets.*** For greater certainty, the Purchased Assets shall not include any cash, accounts receivable, bank balances, or deposits owned or held by or for the account of the Vendor.

**2.3** ***Purchase Price.*** The purchase price payable by the Purchaser to the Vendor for the Purchased Assets shall be US$700,000 (the "**Purchase Price**"), to be satisfied by (i) the Initial Payment and (ii) the Note. All of the Purchase Price shall be allocated to goodwill.

## ARTICLE THREE – REPRESENTATIONS, WARRANTIES, AND COVENANTS

**3.1** ***Representations and Warranties of the Vendor.*** The Vendor hereby represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying on such representations and warranties in connection with its entering into the Agreement and the transactions contemplated therein:

**(a)** ***Organization and Good Standing.*** The Vendor is a corporation duly incorporated, validly existing, and in good standing under the laws of the Province of British Columbia.

**(b)** ***Insolvency.*** No bankruptcy, insolvency, or receivership proceedings have been instituted or are pending against the Vendor.

**(c)** ***Due Authorization.*** The Vendor has all necessary power, authority, and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Vendor.

**(d)** ***Enforceability of Obligations.*** This Agreement constitutes a valid and binding obligation of the Vendor, enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws generally affecting enforceability of creditors' rights, and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

**(e)** ***Title to Purchased Assets.*** The Vendor is, and the Purchaser shall become, on the Closing Date, the absolute legal and beneficial owner of the Purchased Assets, with good and marketable title thereto, free and clear of any lien, mortgage, charge, security interest, or other encumbrance which secures payment or performance of an obligation, and the Vendor is exclusively entitled to possess and dispose of the Purchased Assets.

**(f)** ***No Other Agreements to Purchase.*** No person or entity other than the Purchaser has any written or oral agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase or acquisition from the Vendor of any of the Purchased Assets.

**3.2** ***Representations and Warranties of the Purchaser.*** The Purchaser represents and warrants to the Vendor as follows, and acknowledges that the Vendor is relying on such representations and warranties in connection with its entering into the Agreement and the transactions contemplated therein:

**(a)** ***Organization and Good Standing.*** The Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

**(b)** ***Insolvency.*** No bankruptcy, insolvency, or receivership proceedings have been instituted or are pending against the Purchaser.

**(c)** ***Due Authorization.*** The Purchaser has all necessary corporate power, authority, and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated by this Agreement and the Note have been duly authorized by all necessary corporate action on the part of the Purchaser.

**(d)** ***Enforceability of Obligations.*** This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws generally affecting enforceability of creditors' rights, and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

**3.3** ***Representations and Warranties.*** All representations, warranties, covenants, and agreements contained in this Agreement and the documents delivered pursuant thereto on the part of each of the parties shall survive the closing, the execution and delivery hereunder of any bills of sale, instruments of conveyance, assignments, or other instruments of transfer of title to any of the Purchased Assets, and the payment of the consideration contemplated under this Agreement, except that the representations and warranties contained in this Agreement shall only survive for twelve (12) months following the date hereof.

**3.4** ***Non-Competition (Vendor).*** In the event that the Purchaser makes all payments due under the Note on the terms thereof, then, for a period of 3 years commencing on the date hereof, the Vendor shall not, and shall ensure that its principals and its and their affiliates do not, directly or indirectly, (i) engage in or assist others in engaging in the business of operating a website primarily offering deals to designers and developers (the "**Restricted Business**"), (ii) have an interest in any entity that engages directly or indirectly in the Restricted Business, or (iii) intentionally interfere in any material respect with the business relationships between the Purchaser and its customers and suppliers in respect of the Purchased Assets. Notwithstanding the foregoing restrictions, the Vendor may acquire publicly traded securities of any entity if such securities represent not more than 5% of the issued and outstanding securities of such entity.

**3.4** ***Non-Competition (Purchaser).*** In the event that the Purchaser defaults under the Note and the sale of the Purchased Assets is not completed, then, for a period of 3 years commencing on the date hereof, the Purchaser shall not, and shall ensure that its principals and its and their affiliates do not, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business, (ii) have an interest in any entity that engages directly or indirectly in the Restricted Business, or (iii) intentionally interfere in any material respect with the business relationships between the Vendor and its customers and suppliers in respect of the Purchased Assets. Notwithstanding the foregoing restrictions, the Purchaser may acquire publicly traded securities of any entity if such securities represent not more than 5% of the issued and outstanding securities of such entity.

**3.5** ***Training and Support.*** During the 4 weeks following the date hereof, the Vendor shall provide the Purchaser with up to 5 hours per week of training and support in respect of the Purchased Assets.

## ARTICLE FOUR – ESCROW

**4.1** ***Escrow Terms.*** The following provisions shall govern the Escrow Agent:

(i) The Escrow Agent will release funds by wire transfer in the same currency in which they are received. The Escrow Agent not responsible for any foreign exchange costs, rates, or risk once it has initiated a wire.

(ii) The Escrow Agent has no duties or obligations other than those expressly set forth in this Agreement, and no implied duties or obligations may be read into this Agreement.

(iii) The Escrow Agent is not liable for any action it takes or omits to take in good faith and in the exercise of its own judgment, for any error in judgment made in good faith, or for any mistake of fact or law, except for its own bad faith or fraud.

(iv) The Escrow Agent may rely on, and is protected in acting upon, any judgment, order, notice, demand, direction, certificate or other instrument, paper, or document which it may receive (including by email) in connection with its duties or obligations, and may accept them as sufficient evidence of the facts stated therein. The Escrow Agent is in no way bound to enquire as to the veracity, accuracy, or adequacy thereof or call for further evidence (whether as to due execution, validity or effectiveness, the jurisdiction of any court or arbitrator, the truth of any fact, or any other matter), and is not responsible for any actions, proceedings, losses, liabilities, costs, claims, damages, or expenses that may be occasioned by its failing to do so.

(v) If the Escrow Agent becomes involved in any arbitration or litigation relating to this Agreement, it may comply with any decision reached through such arbitration or litigation.

(vi) In the following circumstances, the Escrow Agent may (A) refrain from taking any action until it is authorized or directed otherwise in writing by each of the parties to this Agreement, or by an order of an arbitrator or a court of competent jurisdiction from which no further appeal may be taken or (B) refer the relevant matter to a court of competent jurisdiction in Toronto, Ontario:

(1) it is uncertain as to its duties or rights;

(2) it receives instructions, claims, or demands from any party or from a third party with respect to any matter which, in its opinion, are in conflict with this Agreement;

(3) there is a disagreement between any of the parties to this Agreement which, in its opinion, may result in adverse claims or demands with respect to any escrowed property or any other matter; or

(4) any of the parties to this Agreement disagrees with another about the interpretation of this Agreement, or about the propriety of an action contemplated by the Escrow Agent under this Agreement.

Upon the Escrow Agent's referral of the relevant matter to a court, it will be released from its duties and obligations under this Agreement.

(vi) The parties to this Agreement shall jointly and severally indemnify and save the Escrow Agent harmless of and from, and shall pay for, all actions, proceedings, losses, liabilities, costs, claims, damages, expenses (including legal fees and expenses on a full indemnity basis without reduction for tariff rates or similar reductions), and demands that may be made or brought against the Escrow Agent or which it may suffer or incur as a result of, in respect of, or arising out of or in connection with this Agreement, its performance or non-performance under this Agreement, or any transactions contemplated by this Agreement, except such as shall result solely and directly from our the Escrow Agent's bad faith or fraud.

(vii) The Purchaser acknowledges that the Escrow Agent acts for the Vendor, consents to the Escrow Agent acting as escrow agent, and agrees that the Escrow Agent will not, by virtue of acting as escrow agent, be disqualified from continuing to act for and represent the Vendor, including in matters adverse to the Purchaser.

## ARTICLE FIVE – ARBITRATION

**5.1** ***Arbitration.*** In the event of any dispute, claim, or question (each, a "**Dispute**") arising out of or relating to this Agreement or any of the transactions contemplated therein, including the Note, which cannot be resolved by agreement between the parties, the determination of such Dispute shall be finally settled by arbitration in accordance with the provisions of the *Arbitration Act, 1991* (Ontario), on the following terms:

(a) The arbitration tribunal shall consist of one arbitrator (an "**Arbitrator**") appointed by mutual agreement of the parties, which Arbitrator is qualified by education and training to pass upon the particular matter to be decided.

(b) In the event of failure of the parties to agree within 15 days of the suggestion of an arbitrator by one of the parties, either party may apply to a judge of the Courts of Ontario to appoint an arbitrator.

(c) The Arbitrator shall be instructed that time is of the essence in proceeding with his or her determination of the Dispute, and that, in any event, the arbitration award must be rendered within 30 of the submission of such dispute to the Arbitrator.

(d) The arbitration shall take place online, provided that each party to the arbitration shall be connected by video and audio communication.

(e) With respect to the costs of the arbitration, each party shall advance (i) all costs associated with its own counsel, and (ii) one half of the fees and disbursements of the Arbitrator. Notwithstanding the foregoing, the parties may submit to the Arbitrator that all or a portion of the costs advanced by such party shall be borne by the other party, and the Arbitrator shall be empowered to determine the allocation of costs.

(f) The arbitration award, including any award relating to costs, shall be given in writing, and shall be final and binding on the parties, with no right of appeal therefrom.

(g) Application may be made to any court having jurisdiction for the judicial recognition of the arbitration award.

## ARTICLE SIX - GENERAL

**6.1** ***Notices.*** In the event notice or other instrument required or permitted to be given to a party pursuant to this Agreement shall be in writing, and shall be given by electronic transmission addressed to such party at the address set out below, or such other address as may be provided by a party from time to time pursuant to the provisions of this Section 6.1.

(a) If to the Purchaser:
E-mail: dom@onfolio.co

(b) If to the Vendor:
E-mail: joel@joelsacks.com

(c) If to the Escrow Agent:
E-mail: yaakov@gropperlaw.com

Any such notice or instrument given as aforesaid shall be deemed to have been effectively given on the next business day following such transmission.

**6.2** ***Assignment.*** No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each other party, which consent shall not be unreasonably withheld.

**6.3** ***Severability.*** If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

**6.4** ***Further Assurances.*** Each party shall promptly do, make, execute, or deliver, or cause to be done, made, executed, or delivered, all such further acts, documents, and things as the other party may reasonably require from time to time for the purpose of giving effect to this Agreement, and shall take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

**6.5** ***Enurement.*** This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective heirs, executors, legal personal representatives, permitted assigns, and successors.

**6.6** ***Amendments and Waivers.***

(a) A provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by all parties hereto, or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No waiver by a party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

**IN WITNESS WHEREOF** each of the parties has duly executed this Agreement on the day and date first above written.

**FREESTYLE NETWORKS INC.**

DocuSigned by:

Per: Joel Sacks

Name: Joel Sacks
Title: Director

DocuSigned by:

Per: Walter Atai

Name: Walter Atai
Title: CEO

We have authority to bind the Corporation

**ONFOLIO HOLDINGS INC.**

DocuSigned by:

Per:

Name: Dominic Wells
Title: CEO

I have authority to bind the Corporation

**GROPPER PROFESSIONAL CORPORATION**

DocuSigned by:

Per: Yaakov Eizicovics

Name: Yaakov Eizicovics
Title: Authorized Signing Officer

I have authority to bind the Corporation

**SCHEDULE A – PURCHASED ASSETS**

Domain names: Mightydeals.com
Might.ly
Mightydeals.com.au
Mightydeals.net

Full website, including backend and source code for MightyDeals.com

Full newsletter mailing list for MightyDeals.com

Mighty Deals trademarks for: USA, Canada and Australia

*The following accounts will be transferred to the purchaser, provided that transfer of ownership is permitted by the respective services:*

Website hosting for MightyDeals.com at Rackspace
Ongage newsletter service
Dyn plus any additional newsletter services required for the Mighty Deals newsletter list

## SCHEDULE B – NOTE

**WHEREAS** on the date hereof, Onfolio Holdings Inc. (the "**Debtor**") agreed to purchase certain assets from Freestyle Networks Inc. (the "**Creditor**") pursuant to a domain purchase agreement dated the date hereof (the "**Agreement**," all capitalized terms used herein and not defined herein having the meanings ascribed to them therein);

**NOW THEREFORE** the Debtor hereby acknowledges itself indebted to and promises to pay to or to the order of the Creditor the sum of US$550,000 (the "**Principal**"), on the terms of this promissory note (the "**Note**").

The terms of this Note are as follows:

1. **Payments.** The Principal shall be paid in the following instalments, provided that if any such date is not a business day, the relevant payment shall be due on the next following business day:

   (i) US$50,000 on February 1, 2021; and
   (ii) US$500,000 on March 1, 2021.

   Notwithstanding the foregoing, the second payment of Principal shall be reduced by an amount equal to the Interim Earnings.

   The Debtor may defer the payment of the second payment of Principal on five (5) days' notice to the Creditor, provided that (i) the maximum deferral period shall be thirty (30) days and (ii) during and following the deferral period, the unpaid portion of the Principal shall bear interest at a rate of one per cent (1%) per month.

2. **Interest.** Subject to Section 1, the Principal shall not bear interest.

3. **Prepayment.** The Debtor may prepay the whole or any part of the Principal at any time or from time to time, without notice, penalty, or bonus.

4. **Default.**

   (i) Should the Debtor fail to make payment in full of the first payment of Principal when due, and such default remains uncured for five (5) days following the date on which such amount is due, the Creditor, at its option, may terminate the Agreement and shall have no further obligation to the Debtor. In such event, the Creditor shall return the sum of $100,000 to the Debtor and retain all other amounts, upon execution by the Debtor of a release in reasonable and customary form. Notwithstanding the termination of the Agreement and the entering into of the release, the Debtor will remain bound by the provisions of Section 3.4 of the Agreement.

   (ii) Should the Debtor make payment in full of the first payment of Principal but fail to make payment in full of the second payment of Principal when due (subject to the Debtor's deferral right under Section 1), and such default remains uncured for five (5) days following the date on which such amount is due, the Creditor, at its option, may terminate the Agreement and shall have no further obligation to the Debtor. In such event, the Creditor shall return the sum of $125,000 to the Debtor and retain all other amounts, upon execution by the Debtor of a release in reasonable and customary form. Notwithstanding the termination of the Agreement and the entering into of the release, the Debtor will remain bound by the provisions of Section 3.4 of the Agreement.

5. **Notices and Demands.** Any notice or demand to be made or given pursuant to this Note shall be in writing and shall be given pursuant to the provisions of Section 6.1 of the Agreement.

6. **Further Assurances.** The parties agree to sign such other documents, cause such meetings to be held, resolutions passed, and by-laws enacted, exercise their vote and influence, do and perform, and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Note and every part hereof.

7. **Applicable Law.** This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario and shall be treated, in all respects, as an Ontario contract.

8. **Time of the Essence.** Time shall in all respects be of the essence of this Note.

9. **Waiver of Benefits.** The Debtor hereby waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonour, bringing of suit, and diligence in taking any action.

10. **Successors and Assigns.** Neither the Debtor nor the Creditor may assign this Note or any of its rights or obligations hereunder without the prior written consent of the other party. This Note shall enure to the benefit of the Creditor and its successors, and shall be binding upon the Debtor and its successors.

**IN WITNESS WHEREOF** the Debtor has executed this Note, this 6th day of January, 2021

**ONFOLIO HOLDINGS INC.**

DocuSigned by:

Per: ______________________
43CC031B87CC4D0...

Name: Dominic Wells
Title: CEO

I have authority to bind the Corporation